UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2004

                           AUTO-Q INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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
                                         53-57 Woodcock Trading
                                                 Estate
                                         Warminster, Wiltshire,
           Delaware                      United Kingdom BA12 9DX                  98-034160
---------------------------------       ---------------------------    --------------------------------
    (State or other jurisdiction         (Address of Principal                (I.R.S. Employer
        of incorporation or                Executive Offices)               Identification No.)
           organization)
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Registrant's telephone number, including area code: (011) 44-113-209-8805

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Item 5.01 Change in Control of Registrant.

On October 20, 2004, Future Holdings Group Corp. acquired 126,692,000 shares of common stock of Auto-Q International, Inc. (the "Company") from Mr. Robert Manning, Tom Lam, Guy Wormington, Robert Anderson and Anthony Power (collectively, "Shares") pursuant to a stock purchase agreement whereby such sellers collectively received $310,000 for the Shares ("Stock Purchase Agreement"). Future Holdings Group Corp. is organized under the British Virgin Islands, with offices located at Akara Building - 24 Decastro Street, Wickham's Cay 1, Tortola, BVI. Alastair McRae is the sole officer, director and shareholder of Future Holdings Group Corp. The Shares equal 80.11 percent of the total number issued and outstanding. As a result of the sale of the Shares no officers or directors hold any shares in the Company and Future Holdings Group Corp. is the sole shareholder of the Company holding more than 5% of the outstanding shares.

Item 5.02 Departure of Directors.

On October 20, 2004 pursuant to the Stock Purchase Agreement, Messrs. Tom Lam and David Hope resigned from the Company's Board of Directors and in all officer capacities. Mr. Paul Spetch is the sole remaining member of the Board and officer of the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto-Q International Corp.

Date: October 21, 2004


/s/ Paul Spetch
----------------------------
Mr. Paul Spetch,
President

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